Exhibit 97.1

GRINDROD SHIPPING GROUP POLICY

POLICY FOR RECOVERY OF

ERRONEOUSLY AWARDED COMPENSATION

Document number	Bxx
Revision number	V01
Issue date	[15] November 2023
Author	Sharon Ting
Approval	Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

Table of Contents

1.	OVERVIEW	3

2.	POLICY FOR RECOVERY UPON RESTATEMENT OF FINANCIAL STATEMENTS	3

3.	POLICY FOR RECOVERY UPON SIGNIFICANT MISCONDUCT	4

4.	DISCLOSURE REQUIREMENTS	5

5.	PROHIBITION OF INDEMNIFICATION	5

6.	ADMINISTRATION AND INTERPRETATION	5

7.	MISCELLANEOUS	5

8.	DEFINITIONS	6

9.	EXHIBIT A - ACKNOWLEDGEMENT FORM	10

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

1.              OVERVIEW

The Board of Directors (the “Board”) of Grindrod Shipping Holdings Ltd. has on November [15] 2023 adopted this Policy for Recovery of Erroneously Awarded Compensation (the “Policy”) to provide for (i) the recovery of Erroneously Awarded Compensation from Executive Officers in the event of a Restatement in accordance with the applicable rules of The Nasdaq Stock Market (the “Nasdaq Rules”), Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (ii) recovery of Covered Incentive-based Compensation in the event of Significant Misconduct. All capitalized terms used in this Policy and not otherwise defined herein, including in Section 8, below ,shall have the meanings set forth Rule 10D-1.

2.                POLICY FOR RECOVERY UPON RESTATEMENT OF FINANCIAL STATEMENTS

2.1                In the event the Company is required to prepare a Restatement, the following shall apply:

(i)

The Company will recover reasonably promptly any Erroneously Awarded Incentive-based Compensation from its Covered Executives (which, for purposes of this Section, are its Executive Officers), as required under Rule 10D-1 or other applicable law, except to the extent amounts are determined to be unrecoverable in accordance with Section 2.1(ii)(c) and Rule 10D-1. The Compensation and Nomination Committee of the Company (the “CNC”) shall determine the amount of any Erroneously Awarded Incentive-based Compensation and demand for repayment or return of such compensation, as applicable.

(ii)	Notwithstanding any other terms of this Policy, the Company will:
(a)	as long as the Company is subject to Rule 10D-1, comply with this Policy for Recovery upon Restatement of Financial Statements, which will be interpreted at all times in accordance with Rule 10D-1;
(b)	not indemnify any Executive Officer or former Executive Officer against the loss of Erroneously Awarded Compensation; and
(c)	not be obligated to recover Erroneously Awarded Compensation to the extent permitted by Rule 10D-1 and will document reliance on the allowable recovery exception for purposes of the Company’s records.

2.2             Any determination, decision or interpretation made by the CNC and the Board under this Section 2 shall be final, binding and conclusive on all parties. Any such determination of the CNC and the Board need not be uniform with respect to one or more Covered Executives.

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

2.3           In addition to the Company’s obligations to recover Erroneously Awarded Compensation in accordance with Rule 10D-1 and Section 2.1, in the event of a Restatement, the CNC and the Board may seek, in its sole discretion, to Recoup additional Covered Compensation by following the terms and procedures set forth in Section 3 below.

3.                POLICY FOR RECOVERY UPON SIGNIFICANT MISCONDUCT

3.1           In addition to, but without limiting in any respect, the Company’s obligations to Recoup Covered Incentive-based Compensation pursuant to the Policy upon Restatement set forth in Section 2 above, in the event of Significant Misconduct, the Board may seek, in its sole discretion, to Recoup Covered Incentive-based Compensation received by a Covered Executive as follows:

(i)        If the CNC and the Board determines that it is appropriate to Recoup Covered Compensation from a Covered Executive under this Section 3, the Board shall, in consultation with the CNC, decide on:

(a)   the amount of Covered Compensation provided to the Covered Executive that is subject to Recoupment; and

(b)   the method of Recoupment, including whether to seek the return of Covered Compensation already paid or to withhold or otherwise Recoup (totally or partially) compensation that has not vested or has not been paid.

(ii)	The determination by the Board of whether to Recoup Covered Compensation may be influenced by a variety of factors, including, but not limited to:

(a)	whether the use of Company resources and the expense of seeking reimbursement or forfeiture is reasonable in relation to the amount sought or likely to be recovered;

(b)	the likelihood of success in seeking reimbursement or forfeiture under governing law;

(c)	whether other disciplinary actions against the Covered Executive have been taken; and

(d)	any other factors deemed appropriate by the Board.

3.2

The CNC and the Board shall retain oversight responsibility for all matters arising under this Section 3. Any determination, decision or interpretation made by the CNC and the Board under this Section 3 shall be final, binding and conclusive on all parties. Any such determination of the CNC and the Board need not be uniform with respect to one or more Covered Executives. This Section may be amended or terminated at any time by the CNC and the Board.

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

4.                DISCLOSURE REQUIREMENTS

The Company shall file all disclosures with respect to this Policy required by applicable U.S. Securities and Exchange Commission (“SEC”) filings and rules.

5.                PROHIBITION OF INDEMNIFICATION

The Company shall not be permitted to insure or indemnify any Executive Officer against:

(i)	the loss of any Erroneously Awarded-incentive Compensation that is repaid, returned or recovered pursuant to the terms of this Policy; or
(ii)	any claims relating to the Company’s enforcement of its rights under this Policy.

(i)         the loss of any Erroneously Awarded-incentive Compensation that is repaid, returned or recovered pursuant to the terms of this Policy; or

(ii)        any claims relating to the Company’s enforcement of its rights under this Policy.

Further, the Company shall not enter into any agreement that exempts any Incentive-based Compensation that is granted, paid or awarded to an Executive Officer from the application of this Policy or that waives the Company’s right to recovery of any Erroneously Awarded Compensation.

6.                 ADMINISTRATION AND INTERPRETATION

This Policy shall be administered by the CNC and recommended to the Board for adoption; and any determinations made by the CNC shall be final and binding on all affected individuals. The CNC is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy and for the Company’s compliance with Rule 10D-1 and NASDAQ listing standards. The Board may amend this Policy from time to time in its discretion. The Board may suspend, discontinue, or terminate this Policy at any time.

7.                 MISCELLANEOUS

7.1

Nothing in this Policy is designed or intended to limit or restrict the Company or the Board from taking any disciplinary or legal action with respect to a Covered Executive or otherwise acting as they deem appropriate or are required by law or regulation, including in connection with Section 304 of the Sarbanes-Oxley Act of 2002.

7.2

The Company will comply with all applicable securities laws and regulations, including disclosure requirements regarding executive compensation pursuant to Rule 10D-1. The Company may also, but is not obligated to, provide additional disclosure beyond that required by law or regulation when the Company deems it to be appropriate and determines that such disclosure is in the best interest of the Company and its shareholders.

7.3	The terms of this Policy shall be effective as of the Effective Date.

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

7.4	This Policy will be binding and enforceable against all Covered Executives and their beneficiaries, heirs, executors, administrators, and other legal representatives.

7.5	This Policy and all rights and obligations hereunder are governed by and construed in accordance with the laws of the Nasdaq Rules, Section 10D and Rule 10D-1 of the Exchange Act.

8.                 DEFINITIONS

Terms used herein but not otherwise defined will have the meanings assigned to them in Rule 10D-1. The following terms will have the meanings assigned to them below as follows:

“Board” means the non-executive directors and executive directors of Grindrod Shipping Holdings Ltd.

“CNC” means the Compensation and Nomination Committee of the Board.

“Company” means Grindrod Shipping Holdings Ltd. and in the case where Covered Compensation is not paid, granted or awarded by, or received, earned or vested from Grindrod Shipping Holdings Ltd., and each of any of its subsidiaries, divisions or affiliates.

“Covered Compensation” means any compensation under the Company’s short-term and long-term incentive plans and other contingent compensation that is paid, granted, awarded, received, earned or vested within the Recovery Period. Covered Compensation includes Covered Incentive-based Compensation.

“Covered Executive” means (a) with respect to the Recovery Policy upon Restatement, an executive officer as defined in Rule 10D-1 (the “Executive Officer”); and (b) with respect to the Policy for Recovery upon Significant Misconduct and Section 2.2, members of the Executive Committee of Grindrod Shipping Holdings Ltd., any Director, and any other individual so designated from time to time by the Board. “Covered Executives” includes persons both currently and formerly employed by or providing services to the Company as described in clauses (a) and (b) of the preceding sentence.

“Covered Incentive-based Compensation” means all Incentive-based Compensation Received by a person:

(a) after beginning service as an Executive Officer;

(b) who served as an Executive Officer at any time during the performance period for that Incentive-based Compensation;

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

(c) while the Company has a class of securities listed on the national securities exchange; and

(d) during the Recovery Period.

“Effective Date” means October 2, 2023 and this Policy shall apply to all Covered Compensation Received from the Effective Date and thereafter for so long as this Policy remains in effect. For the avoidance of doubt, Covered Incentive-based Compensation Received in fiscal years ended prior to October 2, 2023 will not be subject to the Recovery Policy upon Restatement.

“Erroneously Awarded Compensation” means in the event of a Restatement, the amount of Covered Incentive-based Compensation Received by a Covered Executive that exceeds the amount of Covered Incentive-based Compensation that otherwise would have been Received by the Covered Executive had it been determined based on the restated amounts reflected in the Restatement; and will be computed without regard to any taxes paid. For Covered Incentive-based Compensation  based on stock price or total shareholder return, where the amount of erroneously awarded compensation is not subject to mathematical re-calculation directly from the information in a Restatement;

(a)	the amount will be based on a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Covered Incentive-based Compensation was Received; and

(b)	the Company will maintain documentation of the determination of that reasonable estimate and provide such documentation to the relevant national securities exchange.

“Financial reporting measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements; and any other measures that are derived wholly or in part from such measures. Stock price and total shareholder return are also financial reporting measures. A financial reporting measure need not be presented within the financial statements or included in a filing with the Commission.

“Incentive-based Compensation” means any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a Financial Reporting Measure.

“Policy for Recovery upon Restatement of Financial Statements” means the policy contained in Section 2.1 of this policy, as it may be amended, restated, or otherwise modified from time to time.

“Policy for Recovery upon Significant Misconduct” means the policy contained in Section 3 of this Policy.

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

“Trigger Date” means:

(a) with respect to a Restatement, the earlier to occur of:

(i)	the date the Board of Directors of the Company or the CNC, concludes, or reasonably should have concluded, that the Company is required to prepare a Restatement; or

(ii)

the date a court, regulator, or other legally authorized body directs the Company to prepare a Restatement, in either case of (i) or (ii), regardless of whether or when restated financial statements are filed with the Commission; and

(b) with respect to Significant Misconduct, the date the Board determines, in its sole discretion, that such Significant Misconduct occurred.

“Received” means, with respect to Incentive-based Compensation, actual or deemed receipt of the compensation, and compensation will be deemed to be received in a fiscal period of the Company during which the financial reporting measure specified in the Incentive-based Compensation is attained, even if the payment or grant of that Incentive-based Compensation occurs after the end of that period. For the avoidance of doubt, Incentive-based Compensation that is subject to deferral pursuant to a deferred compensation plan of the Company will be deemed Received by the Covered Executive for purposes of the Policy for Recovery upon Restatement of Financial Statements as of the date of deferral.

“Recoup” or “Recoupment” means any and all of the following methods that the Board may choose to seek recovery of funds from the Covered Executive to the extent permitted by law or contract:

(a)	reducing all or a portion of a current or future bonus or other cash or non-cash short-term or long-term incentive compensation award;

(b)	requiring reimbursement of all or a portion of a paid bonus or other cash-based incentive compensation award;

(c)	cancelling all or a portion of a future-vesting equity award;

(d)	cancelling all or a portion of an equity award that previously vested;

(e)	requiring the return of shares paid upon vesting and/or reimbursement of any proceeds received from the sale of an equity award, and

(f)	any other action intended to result in the repayment, recoupment or recovery of amounts previously paid or awarded.

For the avoidance of doubt, where Covered Compensation is required to be Recouped through a Company other Grindrod Shipping Holdings Ltd., “Recoup” includes the decision by the Board to require such Company to recover the relevant Covered Compensation.

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

“Recovery Period” means three completed fiscal years immediately preceding the Trigger Date. The Recovery Period also includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following those three completed fiscal years, provided, however, that a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to twelve months would be deemed a completed fiscal year; provided further that; solely for purposes of the Policy for Recovery upon Significant Misconduct and Section 2.2, Recovery Period shall include the fiscal year in which the Trigger Date occurs.

“Restatement” means an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement under securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

“Rule 10D-1” means Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder and  any rule of the national securities exchange on which shares of Company stock are listed  implementing Rule 10D-1 of the Exchange Act.

“Significant Misconduct” means conduct by a Covered Executive that the Board determines resulted in a significant negative impact on the Company’s reputation, a material breach of a duty to the Company, a material violation of the Company’s Code of Ethics, a material violation of an applicable law or regulation, or a material breach of a restrictive covenant with the Company.

9.

Acknowledgement Requirement.  Each Covered Executive must sign and return to the Company, within [30] days following the later of (i) the adoption of this Policy by the Board and (ii) the date on which the individual becomes a Covered Executive, the Acknowledgement Form attached hereto as Exhibit A.

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board

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GRINDROD SHIPPING

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

EXHIBIT A

GRINDROD SHIPPING HOLDINGS, LTD.

POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION

Acknowledgement Form

By signing below, the undersigned acknowledges and agrees that the undersigned has received and reviewed a copy of the Policy for Recovery of Erroneously Awarded Compensation (the “Policy”). Any capitalized terms used in this Acknowledgement Form will have the meaning set forth in the Policy.

The undersigned further acknowledges and agrees that (i) the terms and conditions of the Policy, as it may be amended, restated, or otherwise modified from time to time, will apply to the (a) undersigned’s outstanding awards of Covered Compensation and (b) any other awards of Covered Compensation Received by the undersigned during any Recovery Period, and (ii) the Policy, as it may be amended, restated, or otherwise modified from time to time, will apply both during and after the undersigned’s employment with the Company.

In the event of any inconsistency between the Policy and the terms of any employment agreement to which the undersigned is a party, or the terms of any compensation plan, program, agreement, or arrangement under which any compensation has been granted, awarded, earned, or paid to the undersigned, the terms of the Policy will govern.

If it is determined by the Board or CNC that any of the undersigned’s Covered Compensation must be recovered by the Company, the undersigned agrees to promptly take any action necessary to effectuate such recovery as directed by the Board.

Signature of Covered Executive	Date

__________________________________
Printed Name of Covered Executive

Document number Bxx	Revision number V01	Effective date November [ ], 2023	Issue date	Author Sharon Ting	Approval Compensation and Nomination Committee and Board